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                                                                   Exhibit 23.01

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated July 21, 1997, included (or incorporated by reference), and all references to our firm included in this registration statement.


Arthur Andersen LLP
Pittsburgh, Pennsylvania